EX-99.1

Roadzen Reports its Best Fiscal First Quarter Results in Q1 2025 Buoyed By Strong Year-Over-Year Revenue Growth and Addition of Several Marquee Clients

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First quarter 2025 revenue increased 59% year-over-year to $8.9 million from $5.6 million in the corresponding quarter last year.
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Net loss of $48.4 million is impacted by non-cash, non-recurring and extraordinary items, resulting in an Adjusted EBITDA1 loss of $2.9 million.
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Strong customer wins with leading global insurers, carmakers and fleets choosing Roadzen’s risk solutions and AI products over the past quarter.

NEW YORK, August, 13, 2024 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN) ("Roadzen" or the "Company”), a global leader in AI at the convergence of insurance and mobility, today announced its first quarter financial results for the three-months ended June 30, 2024.

“We closed another solid quarter of year-over-year revenue growth, primarily driven by our U.S. and India markets. This momentum positions us for continued growth in FY25, even as we navigate challenges including the UK’s Financial Conduct Authority’s (“FCA”) temporary, industry-wide pause on automotive GAP insurance product sales in the UK, which had been tracking above $5 million in quarterly revenue for Roadzen. Despite this pause, we have achieved our best first quarter in our history and are confident that European growth will resume in the coming months,” commented Rohan Malhotra, CEO and Founder of Roadzen. “Our drive to profitability is yielding results, with Adjusted EBITDA improvements over the past three quarters. Additionally, we expect to complete the restructuring of our one-time going-public costs and liabilities in the next quarter. This will not only normalize our balance sheet but also allow us to refocus on the excitement surrounding Roadzen’s technology, our strong revenue growth, and the continued addition of marquee global clients over the past year.”

Mr. Malhotra continued, “Looking ahead, I believe that with our leadership in AI, enterprise-focused business model, and operating presence in three of the largest auto insurance markets in the world – the U.S., India, and the U.K./E.U. – Roadzen has the potential to be one of the most exciting insurance technology companies in the public markets.”

Jean-Noël Gallardo, Roadzen’s CFO added, “We have clear goals for our company this year: to simplify and right-size our balance sheet, grow revenues and cut costs, and we have made significant progress this current quarter on achieving these goals. We are emerging from the legacy overhang inherited from the going-public process and are encouraged by the support received from all parties involved. We’re also pleased to have extended the maturity and increased the amount of our senior secured debt with Mizuho through the end of the calendar year, as they remain supportive partners for our growth.”

First Quarter 2024 Financial Highlights:

Revenue and Key Performance Indicators

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Revenue reached $8.9 million, an increase of 59% over the same period in the prior year, reflecting incremental revenue from the U.S. market and continuing growth in India. Revenue from brokerage solutions accounted for 35% of revenue, increasing $2.0 million, or 186% over the prior year’s first quarter, while IaaS revenue accounted for the remaining 65% of revenue, increasing $1.3 million, or 29% over the prior year period.
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The Company’s U.K. business was impacted by a countrywide halt of automotive GAP insurance sales by the FCA for all insurance carriers in the U.K. The FCA issued guidance for the resumption of online sales of GAP insurance in July, and for embedded sales to be resumed within the next quarter.
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As of June 30, 2024, we had 34 insurance customer agreements (including carriers, self-insureds and other entities processing insurance claims), compared to 26 last June. There were 71 automotive customer agreements at the end of the quarter, compared to 33 last June. We had approximately 3,400 agents and fleet customer agreements compared to 2,000 last June.

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1. Adjusted EBITDA is a non-GAAP financial metric. See “Non-GAAP Financial Measures” at the end of this press release for more information, including a reconciliation to the nearest GAAP financial measure.

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In the brokerage business, 99,695 policies were sold during the first quarter, equating to $11.5 million in Gross Written Premium (“GWP”), compared to 27,168 sold in the same quarter last year, totaling $3.5 million of GWP, a 267% and 229% year-over-year increase, respectively.
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In our IaaS business, 547,233 claims and vehicle inspections were conducted using our AI solutions during the first quarter compared to 350,107 the prior year first quarter, representing a 56% increase.

Expenses and Net Results

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Operating expenses excluding depreciation and amortization totaled approximately $33.4 million in the first quarter of fiscal 2025, an increase of $26.6 million compared to the same period in the prior year. Included in this fiscal year operating expenses was $26.2 million of non-cash equity compensation expense related to RSUs granted to employees on September 18, 2023.
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Other expenses totaled approximately $18.0 million in the first quarter, which includes $17.2 million of non-cash expense related to fair market valuation adjustments of financial instruments, including the Forward Purchase Agreement and warrants.
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In total, net loss for the first quarter of fiscal 2025 includes $44.2 million of non-cash, non-recurring and other extraordinary items that, when excluded, result in an Adjusted EBITDA loss of $2.9 million. This compares to an Adjusted EBITDA loss of $1.7 million in the prior year’s first quarter.

First Quarter 2025 Operational Highlights

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In July, the Company announced it was kicking off a balance sheet reconstitution program aimed at strengthening and simplifying its balance sheet, while addressing the legacy overhang inherited through the going-public process. To start this program, the Company agreed to convert nearly $3.5 million of short-term liabilities due to entities affiliated with our Chairman and CEO into equity, followed by an agreement with Mizuho to extend its $7.5 million note through December 31, 2024 while increasing the total principal to $11.5 million. Roadzen is committed to restructuring its balance sheet by seeking to convert other short-term liabilities into equity or long-term notes.
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On June 25, 2024, Roadzen announced that it has been chosen to provide AI-powered claims processing for India’s government-owned Oriental Insurance Company Ltd., the 6th largest insurer in India. It is estimated that Roadzen will be processing a minimum of 50,000 claims annually with significant upside potential upon the successful demonstration of faster processing speed, lower loss ratio and enhanced customer experience.
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On June 12, 2024, Roadzen announced a significant partnership with a leading commercial auto-focused agency network that is expected to add $10+ million to Roadzen’s annual revenue. Roadzen completed the onboarding process within 36 hours of a 1,200-person salesforce that is presently generating revenues for Roadzen at a run rate of approximately $1 million per month which is expected to grow to full monthly output by the end of the calendar year.
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On April 29, 2024, the Company announced that it received a 5-year contract from Dalmia Transport & Logistics, one of India’s largest logistics fleet operators, to install Roadzen’s DrivebuddyAI technology across its entire fleet.

For more information about Roadzen Inc., please visit https://roadzen.ai

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global technology company transforming auto insurance using advanced artificial intelligence (AI). Thousands of clients, from the world’s leading insurers, carmakers, and fleets to dealerships and auto insurance agents, use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition as a top AI innovator by publications such as Forbes, Fortune, and Financial Express. Roadzen’s mission is to continue advancing AI research at the intersection of mobility and insurance, ushering in a world where accidents are prevented, premiums are fair, and claims are processed within minutes, not weeks. Headquartered in Burlingame, California, the Company has 380+ employees across its global offices in the U.S., India, U.K. and France. To learn more, please visit www.roadzen.ai.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “expected,” “committed,” “plan,” “anticipate,” “believe,” “pipeline,” “leads,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our strategy, demand for our products, expansion plans, future operations, future operating results, planned balance sheet restructuring, estimated revenues (including from new contracts and joint ventures), losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the Annual Report on form 10-K we filed with the SEC on July 1, 2024. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Roadzen Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in $, except per share data and share count)

Particulars	As of June 30, 2024	As of March 31, 2024
Assets
Current assets:
Cash and cash equivalents	7,777,413	11,186,095
Accounts receivable, net	2,669,058	3,652,380
Inventories	77,399	70,667
Prepayments and other current assets	15,905,725	34,426,335
Investments	313,488	507,094
Total current assets	26,743,083	49,842,571
Restricted cash	376,981	378,993
Non marketable securities	1,513,995	1,514,796
Property and equipment, net	245,062	454,589
Goodwill	2,061,292	2,061,553
Operating lease right-of-use assets	981,108	822,327
Intangible assets, net	2,176,671	2,989,604
Other long-term assets	44,840	71,913
Total assets	34,143,032	58,136,346

Liabilities and stockholders' deficit
Current liabilities
Current portion of long-term borrowings	2,225,255	2,228,471
Short-term borrowings	16,956,691	15,754,829
Due to insurer	6,637,826	8,918,849
Accounts payable and accrued expenses	31,545,371	29,573,638
Derivative warrant liabilities	3,178,756	5,585,955
Short-term operating lease liabilities	314,675	358,802
Other current liabilities	3,522,285	3,231,962
Total current liabilities	64,380,859	65,652,506
Long-term borrowings	1,366,308	1,472,933
Long-term operating lease liabilities	508,143	268,856
Other long-term liabilities	897,207	1,241,917
Total liabilities	67,152,517	68,636,212

Commitments and contingencies (refer note 21)

Shareholders' deficit
Ordinary Shares and additional paid in capital, $0.0001 par value per share, 220,000,000 shares authorized as of June 30 2024 and March 31, 2024; 68,440,829 shares outstanding as of June 30, 2024 and March 31, 2024	84,974,378	84,974,378
Accumulated deficit	(199,415,444)	(151,008,419)
Accumulated other comprehensive income/(loss)	(885,099)	(600,501)
Other components of equity	82,791,695	56,560,706
Total shareholders’ deficit	(32,534,470)	(10,073,836)
Non-controlling interest	(475,015)	(426,030)
Total deficit	(33,009,485)	(10,499,866)
Total liabilities and Shareholders’ deficit, Non-controlling interest	34,143,032	58,136,346

Roadzen Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in $, except per share data and share count)

	For the three months ended
Particulars	June 30, 2024	June 30, 2023
Revenue	8,931,517	5,610,910
Costs and expenses:
Cost of services	5,427,440	2,297,809
Research and development	1,789,542	573,300
Sales and marketing	5,802,298	3,659,341
General and administrative	25,826,188	2,601,983
Depreciation and amortization	480,349	367,538
Total costs and expenses	39,325,817	9,499,971
Loss from operations	(30,394,300)	(3,889,061)
Interest income/(expense)	(821,686)	(217,954)
Fair value gains/(losses) in financial instruments carried at fair value	(17,152,060)	-
Other income/(expense) net	22,352	62,430
Total other income/(expense)	(17,951,394)	(155,524)
(Loss)/Income before income tax expense	(48,345,694)	(4,044,585)
Less: income tax (benefit)/expense	106,650	22,411
Income tax expense	12,933	-
Deferred tax expense	93,717	-
Net (loss)/income before non-controlling interest	(48,452,344)	(4,066,996)
Net loss attributable to non-controlling interest, net of tax	(45,319)	(27,752)
Net (loss)/income attributable to Roadzen Inc.	(48,407,025)	(4,039,244)

Net (loss)/income attributable to Roadzen Inc. ordinary shareholders	(48,407,025)	(4,039,244)
Basic and diluted	(0.71)	(6.73)

Weighted-average number of shares outstanding used to compute net loss per share attributable to Roadzen Inc. ordinary shareholders	68,440,829	606,425

Roadzen Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in $)

	For the three months ended
Particulars	June 30, 2024	June 30, 2023

Cash flows from operating activities
Net loss including non controlling interest	(48,452,344)	(4,066,996)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	480,349	367,538
Stock based compensation	26,230,989	-
Deferred income taxes	(37,185)	(26,005)
Unrealised foreign exchange loss/(profit)	(3,398)	11,413
Fair value losses in financial instruments carried at fair value	17,152,060	—
Expected credit loss (net of reversal)	(50,682)	-
Balances written off/(back)	-	(32,778)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Inventories	(6,803)	(18,928)
Income taxes, net	-	19,362
Accounts receivables, net	1,037,883	(2,851,128)
Prepayments and other assets	1,046,454	(1,339,900)
Accounts payable and accrued expenses and other current liabilities	(2,767,021)	7,951,537
Other liabilities	(296,982)	(2,937,334)
Net cash used in operating activities	(5,666,680)	(2,923,219)

Cash flows from investing activities
Sale/ (Purchase) of property and equipment, intangible assets and goodwill	32,745	204,329
Acquisition of businesses	-	(2,720,000)
Proceeds from sale of mutual fund	193,606	-
Proceeds from forward purchase agreement	1,000,000	-
Net cash used in investing activities	1,226,351	(2,515,671)

Cash flows from financing activities
Proceeds from issue of preferred stock	-	4,445,027
Proceeds from long-term borrowings	-	2,662,590
Repayments of long-term borrowings	(121,365)	(29,622)
Net proceeds/(payments) from short-term borrowings	1,154,519	5,298,782
Net cash generated from financing activities	1,033,154	12,376,777
Effect of exchange rate changes on cash and cash equivalents	(3,519)	(31,815)
Net (decrease)/increase in cash and cash equivalents (including restricted cash)	(3,410,694)	6,906,072
Cash acquired in business combination	-	11,180,117
Cash and cash equivalents at the beginning of the period (including restricted cash)	11,565,088	1,131,831
Cash and cash equivalents at the end of the period (including restricted cash)	8,154,394	19,218,020

Reconciliation of cash and cash equivalents
Cash and cash equivalents	7,777,413	18,674,424
Restricted cash	376,981	543,596
Total cash and cash equivalents	8,154,394	19,218,020

Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	391,829	123,180
Cash paid for income taxes, net of refunds	-	84,197
Non-cash investing and financing activities
Consideration payable in connection with acquisitions	488,000	3,621,531
Interest accrued on borrowings	790,395	143,278

Non-GAAP Financial Measures

This press release includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), a non-GAAP financial measure which excludes the impact of finance costs, taxes, depreciation and amortization and certain other items from reported net profit or loss. We believe that Adjusted EBITDA aids investors by providing an operating profit/loss without the impact of non-cash depreciation and amortization and certain non-recurring and other items to help clarify sustainability and trends affecting the business. For comparability of reporting, management considers non-GAAP measures in conjunction with U.S. GAAP financial results in evaluating business performance. Adjusted EBITDA should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. In addition, Adjusted EBITDA does not purport to represent cash flows provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. These limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.

The following table reconciles our net loss reported in accordance with U.S. GAAP to Adjusted EBITDA:

	For the three months ended June 30,
Particulars	2024	2023
Net loss	(48,452,344)	(4,066,996)
Adjusted for:
Other (income)/expense net	(22,352)	(62,430)
Interest (income)/expense	821,686	217,954
Fair value changes in financial instruments carried at fair value(1)	17,152,060	-
Tax (benefit)/expense	106,650	22,411
Depreciation and amortization	480,349	367,538
Stock based compensation expense	26,230,989	-
Non-cash expenses	285,060	-
Non-recurring expenses	524,758	1,819,746
Adjusted EBITDA	(2,873,144)	(1,701,777)

(1) Fair value changes in financial instruments are considered to be financing costs as they relate to convertible notes and the Forward Purchase Agreement. These changes are non-cash as these changes in fair value are affected by the volatility of the Company’s share price.

For more information, please contact:

Investor Contacts:

IR@roadzen.ai

Media Contacts:

Roadzen: Sanya Soni sanya@roadzen.ai or media@roadzen.ai

Gutenberg: roadzen@thegutenberg.com